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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference of our report dated March 8, 2000, with respect to the consolidated balance sheets of IRI International Corporation and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of IRI International Corporation, incorporated by reference herein and to the reference to our firm under the heading "Experts" in this joint proxy statement/prospectus and registration statement on Form S-4 of National-Oilwell, Inc.

                                                      /s/ KPMG LLP
                                            ------------------------------------
                                                          KPMG LLP

Houston, Texas
May 10, 2000